                                  EXHIBIT 99.1

                    Union Planters Corporation Press Release
             dated July 15, 1999, announcing operating results for
                  the three and six months ended June 30, 1999

July 15, 1999

       UNION PLANTERS CORPORATION ANNOUNCES RECORD QUARTERLY NET EARNINGS

         Memphis, TN -- Union Planters Corporation (NYSE: UPC) announced record second quarter 1999 net earnings of $105.8 million, an increase of 33.2% compared to $79.4 million for the second quarter of 1998. Diluted earnings per share for the second quarter of 1999 were $.73 compared to $.56 for the same period in 1998. Second quarter results represented returns on average assets and average common equity of 1.29% and 14.19%, respectively, compared to 1.04% and 10.97%, respectively, for the same period in 1998.

         Cash earnings (net earnings adjusted for the after-tax impact of amortization of goodwill and other intangibles) were $115.8 million, or $.80 per diluted share, for the second quarter of 1999 compared to $85.7 million, or $.60 per diluted share, for the second quarter of 1998. Cash earnings for the second quarter of 1999 represented returns on average tangible assets and average tangible common equity of 1.44% and 20.47%, respectively, compared to 1.13% and 12.96%, respectively, for the same period in 1998.

         For the six months ended June 30, 1999, net earnings were $203.1 million compared to $183.9 million for the same period in 1998. Diluted earnings per common share for the first six months of 1999 were $1.40 compared to $1.30 for the first six months of 1998. Cash earnings for the six months ended June 30, 1999 were $223.7 million, or $1.55 per diluted common share, which compares to $195.7 million, or $1.38 per diluted common share for the same period in 1998.

         Benjamin W. Rawlins, Jr., Chairman and Chief Executive Officer said, "We our pleased with the solid second quarter results and their improvement over the first quarter of 1999. The integration of recent acquisitions and the implementation of a number of operational changes are continuing and are expected to be substantially completed by the end of the third quarter of 1999. We expect continued improvement in operating results in both the third and fourth quarters of 1999."

         Net interest income for the second quarter of 1999 was $311.6 million, an increase of $4.8 million over the same period in 1998 and up $15.9 million from the first quarter of 1999. The net interest margin for the second quarter of 1999 was 4.35% compared to 4.47% and 4.22%, respectively, for the second quarter of 1998 and first quarter of 1999. Average loans, excluding FHA/VA loans, increased 3.7% for the second quarter of 1999 compared to the same period in 1998.

         The provision for losses on loans for the second quarter of 1999 was $17.7 million, down $25.3 million from the same period in 1998. The decrease is attributable primarily to the sale of the credit card portfolio in the fourth quarter of 1998 which reduced the quarterly provision approximately $12.5 million and to lower provisions by acquired institutions. Net charge-offs for the second quarter of 1999 were $22.2 million, or .44% of average loans. This compares to $46.3 million, or .95% for the same period in 1998 and $14.2 million, or .29% of average loans for the first quarter of 1999.

         At June 30, 1999, the allowance for losses on loans was $340.6 million, or 1.73% of loans and 172% of nonperforming loans. Nonperforming assets at June 30, 1999 were $226.7 million, or 1.15% of loans and foreclosed properties. This compares to $203.9 million, or 1.02% of loans and foreclosed properties at March 31, 1999.

         Noninterest income for the second quarter of 1999 was $140.7 million which compares to $119.4 million for the same period in 1998 and $126.3 million for the first quarter of 1999. Second quarter 1999 noninterest income included a $5.0 million gain related to the sale of $296 million of adjustable-rate residential mortgage loans, $3.2 million of investment securities gains, and a $2.4 million gain on the sale of the Corporation's corporate trust business. Noninterest income for the second quarter of 1998 included a gain on the securitization and sale of FHA/VA loans of $19.6 million and investment securities losses of $22.6 million. Annuity sales income, insurance commissions, service charges on deposit accounts, and mortgage banking revenues increased in the aggregate $12.8 million for the second quarter of 1999 compared to the same period in 1998. Partially offsetting these increases was a decrease in bank card income due to the sale of the credit card portfolio.

         Noninterest expenses increased $17.9 million to $275.0 million for the second quarter of 1999 compared to the same period in 1998 and increased $16.8 million compared to the first quarter of 1999. The increase relates primarily to noninterest expenses of acquired entities, primarily salaries and employee benefits expense and amortization of goodwill and other intangibles. Partially offsetting these increases was a $13.9 million decline in merger-related expenses in the second quarter of 1999 compared to the same period in 1998.

         Union Planters Corporation ended the quarter with total assets of $32.3 billion, total loans of $20.2 billion, and total deposits of $24.8 billion. Shareholders' equity at June 30, 1999 was $3.0 billion and the shareholders' equity to total assets and leverage ratios were 9.22% and 7.79%, respectively.

         Union Planters Corporation, headquartered in Memphis, Tennessee, is a multi-state bank holding company with 1,084 ATMs and 860 banking offices in Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee, and Texas.

Union Planters is one of the 30 largest bank holding companies in the United States. The Corporation's Common Stock is traded on the New York Stock Exchange under the symbol UPC and is included in the S & P 500 Index.

         To the extent that statements in this report relate to the plans, objectives, or future performance of Union Planters, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. Union Planters' actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting Union Planters' business and prospects is contained in the Corporation's periodic filings with the Securities and Exchange Commission.

                                     -O0O-

FOR ADDITIONAL INFORMATION:

FINANCIAL CONTACT
JACK W. PARKER
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
(901) 580-6781

MEDIA CONTACT
BILL ANDREWS
SENIOR VICE PRESIDENT
(901) 580-2892

                    [TWO PAGE FINANCIAL ATTACHMENT FOLLOWS]

                           UNION PLANTERS CORPORATION
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                           JUNE 30,                          JUNE 30,
                                                                      1999           1998             1999              1998
-----------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT AMOUNTS
   Net interest income
     Actual                                                         $ 311,589      $ 306,826      $    607,286       $    610,576
     Taxable-equivalent basis                                         321,196        315,488           626,338            627,466
   Provision for losses on loans                                       17,740         43,038            34,019             76,250
   Noninterest income
     Investment securities gains (losses)                               3,181        (22,584)            3,192            (16,730)
     Other                                                            137,535        142,009           263,778            262,914
   Noninterest expense                                                275,009        257,119           533,248            494,121
   Earnings before income taxes                                       159,556        126,094           306,989            286,389
   Applicable income taxes                                             53,792         46,690           103,875            102,524
   NET EARNINGS                                                       105,764         79,404           203,114            183,865

   NET EARNINGS APPLICABLE TO COMMON SHARES                           105,318         78,936           202,210            182,764

   CASH EARNINGS                                                      115,757         85,702           223,671            195,705

-----------------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE DATA
   Net earnings
             - basic                                                $     .74      $     .57      $       1.42       $       1.33
             - diluted                                                    .73            .56              1.40               1.30
   Cash earnings
             - basic                                                      .81            .62              1.56               1.42
             - diluted                                                    .80            .60              1.55               1.38

   Cash dividends                                                         .50            .50              1.00               1.00
   Book value                                                                                            20.68              21.36

-----------------------------------------------------------------------------------------------------------------------------------
BALANCES AT END OF PERIOD
   Loans, excluding FHA/VA government-insured/guaranteed loans                                    $ 19,633,066       $ 19,389,002
   Allowance for losses on loans                                                                       340,586            337,602
   Nonperforming assets
      Nonaccrual loans                                                                                 196,749            141,618
      Restructured loans                                                                                 1,655              8,375
      Foreclosed properties                                                                             28,266             35,101
   Loans 90 days past due                                                                               25,858             50,044
   FHA/VA government-insured/guaranteed loans                                                          598,046            811,705
      Nonaccrual                                                                                         7,391             10,830
      90 days past due                                                                                 306,238            414,276
   Available for sale investment securities
       Amortized cost                                                                                8,035,376          7,542,679
       Fair value                                                                                    7,939,035          7,610,153
       Unrealized gain (loss), net of taxes                                                            (61,571)            42,750
   Total assets                                                                                     32,260,172         31,042,246
   Total deposits                                                                                   24,807,641         23,260,221
   Total shareholders' equity                                                                        2,973,072          3,008,320
   Total common equity                                                                               2,950,938          2,980,588
   Tier 1 capital                                                                                    2,515,225          2,927,001
-----------------------------------------------------------------------------------------------------------------------------------

                           UNION PLANTERS CORPORATION
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 JUNE 30,                         JUNE 30,
                                                          1999            1998              1999             1998
--------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
   Loans, excluding FHA/VA government-
      insured/guaranteed loans                        $20,308,473      $19,582,958      $20,038,204      $19,481,419
   FHA/VA government-insured/
      guaranteed loans                                    607,950        1,020,237          648,193        1,149,590
   Investment securities                                8,357,425        7,165,161        8,402,231        6,689,047
   Earning assets                                      29,637,625       28,338,325       29,487,940       27,965,491
   Total assets                                        32,988,798       30,747,329       32,671,179       30,346,126
   Total deposits                                      25,708,599       23,317,068       25,499,322       23,143,770
   Interest-bearing liabilities                        24,819,027       23,526,625       24,624,517       23,264,097
   Demand deposits                                      4,476,077        3,597,234        4,390,270        3,495,844
   Shareholders' equity                                 3,000,107        2,916,215        2,978,629        2,897,901
   Common equity                                        2,977,401        2,886,170        2,955,682        2,859,549

--------------------------------------------------------------------------------------------------------------------
OTHER SUPPLEMENTAL INFORMATION
   Return on average assets                                  1.29%            1.04%            1.25%            1.22%
   Return on average common equity                          14.19            10.97            13.80            12.89
   Return on average tangible assets                         1.44             1.13             1.41             1.31
   Return on average tangible common equity                 20.47            12.96            19.11            14.95
   Allowance for losses on loans to loans (1)                                                  1.73             1.74
   Nonperforming loans to loans (1)                                                            1.01              .77
   Nonperforming assets to loans and
       foreclosed properties (1)                                                               1.15              .95
   Net charge-offs of loans                           $    22,165      $    46,312      $    36,369      $    73,185
   Net charge-offs as a percentage of
      average loans (1)                                       .44%             .95%             .37%             .76%
   Common shares outstanding (end of
      period, in thousands)                                                                 142,713          139,568
   Weighted average shares outstanding
      (in thousands)
         Basic                                            142,574          138,077          142,417          137,011
         Diluted                                          144,798          142,525          144,737          141,973
   Yield on earning assets (taxable-equivalent
      basis)                                                 7.78%            8.43%            7.79%            8.49%
   Rate on interest-bearing liabilities                      4.10             4.77             4.20             4.77
   Interest rate spread (taxable-equivalent
       basis)                                                3.68             3.66             3.59             3.72
   Net interest income as a percentage of
      average earning assets (taxable-equivalent
      basis)                                                 4.35             4.47             4.28             4.52
   Shareholders' equity to total assets                                                        9.22             9.69
   Leverage ratio                                                                              7.79             9.60

(1) Excludes FHA/VA government-insured/guaranteed loans